FORM 8-K




Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934



Date of Report: March 27, 1998





                    UNITED MORTGAGE TRUST

                       a Maryland trust

          Commission File        IRS Employer ID
         Number 333-10109         No. 75-6496585





1701 N. Greenville Avenue, Suite 403
Richardson  TX  75081
(972) 705-9805



UNITED MORTGAGE TRUST
INDEX TO FORM 8-K
										Page
Number


Item 2. Acquisition or Disposition of Assets		3

Item. 5. Other Information					3

Signatures								4



Item 2. Acquisition or Disposition of Assets

	During March, 1998, United Mortgage Trust ("the Company") acquired seventeen first lien mortgage notes with a total unpaid principal balance of $714,943, for $673,442 of the Gross Offering Proceeds from the Closing. The notes were chosen for purchase following the Investment Objectives and Policies as set forth in the Declaration of Trust, as amended, dated August 15, 1996, and using the Underwriting Criteria set forth therein. Fourteen of the notes were acquired from South Central Mortgage, Inc., an affiliate of the Advisor, Mortgage Trust Advisors, Inc. Three notes were acquired from private individuals: Larry D. Thigpen, Frances
L. Nivens, and The John & Emma Letson Trust.

	The average first lien mortgage note acquired has an annual interest rate of 11.56%, has an unpaid principal balance of $42,055, a term remaining of 351 months, and a current annual yield of approximately 12.27%. The notes were acquired for approximately 93.84% of the outstanding unpaid principal balance.

	The Company paid an Acquisition Fee in the amount of $21,448 to the Advisor, Mortgage Trust Advisors, Inc., which represents 3% of the unpaid principal balance of the first lien notes acquired.

	Funds used in the acquisition of the assets were offering proceeds from the sale of shares of the Company from the March 2 and March 16, 1998 closings.

Item 5. Other Information

 Status of Offering

	Thirty-five new shareholders were admitted to the Trust during March, 1998 increasing the total number of shareholders to 196 to 231, and the total number of outstanding shares from 267,317 to 327,694. Gross Offering Proceeds from the sale of shares was $1,207,540, making the total Gross Offering Proceeds from share sales $6,553,880. Proceeds from the March, 1998 closings were allocated as follows:

a. $6,038 - to the Selling Group Manager representing 0.5% (one half of one percent) of the Gross Offering Proceeds for Due Diligence Fees.
b. $120,754 - to the Selling Group Manager representing 10% (ten percent) of the Gross Offering Proceeds for Selling Commissions.
c. $145 - to the Escrow Agent as compensation for distributing interest accrued to subscribers.
d. $1,080,603 - to the Company.

							SIGNATURES

	Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

							UNITED MORTGAGE TRUST


March 27, 1998					/S/Christine A. Griffin
							Christine A. Griffin
							President









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